UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

B/E Aerospace, Inc. (the “Company”) adopted, with effect from October 23, 2012, an Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan. This plan amends and restates in entirety the Company’s Non-Employee Directors Deferred Stock Plan that was effective from September 1, 2000.

The Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan authorizes up to 200,000 shares of the Company’s common stock for grants of stock units and stock awards, subject to certain adjustments in case of changes in the outstanding shares of the Company’s common stock. As of December 31, 2012, 26,200 shares from this plan remained available for grants.

Under the Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan, non-employee directors may elect, as appropriate, to defer up to 100% of their cash and stock retainers. The deferred compensation is held in a share unit or cash account under the plan until the termination of the director’s service and is distributed in a lump sum or in up to ten annual installments, as elected by the director. The non-employee directors are fully vested in the deferred shares at all times but have no rights as stockholders until distribution. In the event of a change of control (as defined in the plan), the accounts under the plan will immediately be distributed to the directors.

A copy of the Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan dated October 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President
and Chief Financial Officer

Date:  April 26, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan dated October 23, 2012.